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                                                                EXHIBIT 10.15.1

                   AMENDMENT NO. 1 TO SUBORDINATED LOAN LETTER

                              THE RENCO GROUP, INC.
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112


                                                 March 10, 2000
Congress Financial Corporation,
  as Agent
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

         Lodestar Energy, Inc., a Delaware corporation ("Borrower"), has entered into financing arrangements with Congress Financial Corporation, a Delaware corporation in its capacity as Agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are from time to time parties thereto as lenders (in such capacity, "Agent"), The CIT Group/Business Credit, Inc. in its capacity as co-agent for the financial institutions which are from time to time parties thereto as lenders ("Co-Agent") and the financial institutions which are parties to the Loan Agreement as lenders (individually, a "Lender", and collectively, "Lenders") pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated May 15, 1998, by and among Borrower, Lodestar Holdings, Inc., a Delaware corporation ("Guarantor"), Agent, Co-Agent and Lenders, as amended pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated October 22, 1998, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated December 21, 1998, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated January 15, 1999, Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated April 30, 1999, Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated July 16, 1999, Amendment No. 6 to Amended and Restated Loan and Security Agreement, dated November 15, 1999, and Amendment No. 7 to Amended and Restated Loan and Security Agreement, dated of even date herewith (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this letter agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given to such terms in the Loan Agreement.

         The Renco Group., Inc., a New York corporation ("Renco Group") has agreed to make subordinated loans from time to time upon the request of Agent under certain circumstances as set forth in the letter agreement, dated November 15, 1999, by and among Renco Group, Agent, Co-Agent, Borrower and Guarantor (as the same is amended hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Subordinated Loan Letter").

         Renco Group is agreeing to provide cash collateral to Agent in order to induce Lenders to make certain additional loans available to Borrower. Renco Group and Borrower have requested that Agent, Co-Agent and Lenders agree to amend the Subordinated Loan Letter in order to reduce the obligations of Renco Group thereunder to reflect the amount of cash collateral which may from time to time be provided by Renco Group to Agent. Agent, Co-Agent and Lenders are willing to agree to such amendment, subject to the terms and conditions contained herein.

         In consideration of the foregoing and the other terms and conditions contained herein and in the other Financing Agreements, the parties hereto agree as follows:

         1. Each of the references to the figure "$6,000,000" in Section 1 of the Subordinated Loan Letter are hereby deleted and each such reference is hereby replaced with the following: "the amount equal to $6,000,000 minus the amount of Renco Group Cash Collateral then in the possession of Agent in accordance with the terms of the Renco Group Cash Collateral Agreement".

         2. Notwithstanding anything to the contrary contained in Section 5 of the Subordinated Loan Letter, Lender shall not request that Renco Group make any loans to Borrower pursuant to Section 1 of the Subordinated Loan Letter as a result of events described in Sections 5(a), 5(b) or 5(c) of the Subordinated Loan Letter prior to August 1, 2000, EXCEPT THAT in the event that Renco

                                      -1-
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Group shall fail to deliver $1,000,000 in Renco Group Cash Collateral to Agent on the first Business Day of each of April, May, June and July of 2000, the foregoing shall not apply and Agent may request that Renco Group make such loans pursuant to the Subordinated Loan Letter.

         3. Renco Group and Borrower represent and warrant to Agent and Lenders that: (a) the execution, delivery and performance of this amendment to the Subordinated Loan Letter is within the corporate powers of Renco Group and Borrower, has been duly authorized by all necessary corporate action of Renco Group and Borrower, and does not contravene any law, any provisions of the certificate of incorporation or the by-laws of Renco Group and Borrower or any agreement to which either of Renco Group or Borrower is a party or by which it or its properties are bound, and (b) this letter agreement constitutes the legal, valid and binding obligations of Renco Group and Borrower, enforceable in accordance with its terms.

         4. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance within the laws of the State of New York (without giving effect to principles of conflict of law).

         5. This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. All references to any party hereto shall be deemed to include such party and its successors and assigns.

         6. This letter agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this agreement it shall not be necessary to produce or to account for more than one counterpart thereof signed by each of the parties hereto.

         Upon the execution of this amendment to the Subordinated Loan Letter by Agent, this amendment shall become a binding agreement by and among Renco Group, Borrower and Agent.

                                        Very truly yours,

                                        THE RENCO GROUP, INC.

                                        By: /s/ Roger Fay
                                            ---------------
                                        Title: /s/ Vice President
                                               -------------------
AGREED:

CONGRESS FINANCIAL CORPORATION,
  as Agent

By: /s/ Robert Strack
    ------------------
Title: /s/ First Vice President
       ------------------------

THE CIT GROUP/BUSINESS CREDIT, INC.,
  as Co-Agent

By:  /s/ Christopher Hill
     ---------------------
Title: /s/ Vice President
      --------------------

ACKNOWLEDGED AND AGREED:

LODESTAR ENERGY, INC.                   LODESTAR HOLDINGS, INC.

By: /s/ Roger Fay                       By:  /s/ Roger Fay
    --------------                          ---------------
Title: /s/ Vice President               Title: /s/ Vice President
       ------------------                      -------------------


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